Exhibit (a)(55)

VOYA VARIABLE PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

Effective: May 1, 2020

VOYA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open- end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation as currently in effect (the "Charter") is hereby amended to change the name or other designation of the following series of stock of the Corporation (the "Fund") as follows:

Current Name	New Name
Voya Global Equity Portfolio – Adviser Class	Voya Global High Dividend Low Volatility
Portfolio – Adviser Class
Voya Global Equity Portfolio – Class I	Voya Global High Dividend Low Volatility
Portfolio – Class I
Voya Global Equity Portfolio – Class S	Voya Global High Dividend Low Volatility
Portfolio – Class S
Voya Global Equity Portfolio – Class S2	Voya Global High Dividend Low Volatility
Portfolio – Class S2
Voya Global Equity Portfolio – Class T	Voya Global High Dividend Low Volatility
Portfolio – Class T

SECOND: The change in the name or other designation of the Fund set forth in Article FIRST does not change the preference, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualification or terms or condition of redemption of the Fund.

THIRD: The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FOURTH: The amendment to the Charter herein set forth does not increase the authorized stock of the Corporation.

FIFTH: The foregoing amendment shall be effective on May 1, 2020.

The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Secretary on this 2nd day of April, 2020.

WITNESS:	Voya Variable Portfolios, Inc.
/s/Theresa K. Kelety	/s/Todd Modic
Name: Theresa K. Kelety	Name: Todd Modic
Title: Secretary	Title: Senior Vice President
Return Address:
Voya Variable Portfolios, Inc.
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258

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